UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 590-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2013, Provident Financial Services, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Provident Bank (“Provident Bank”) and Team Capital Bank (“Team Capital”). Pursuant to the Merger Agreement, Team Capital, a Pennsylvania chartered savings bank, will merge with and into Provident Bank, a New Jersey chartered savings bank, with Provident Bank as the surviving entity.

Under the terms of the agreement, 75% of Team Capital’s common shares will be converted into Company common stock and the remaining 25% will be exchanged for cash. Team Capital’s stockholders will have the option to elect to receive either 0.8575 shares of the Company’s common stock or $16.25 in cash for each Team Capital common share, subject to proration to ensure that, in the aggregate, 75% of Team Capital’s common shares will be converted into Company stock.

The transaction has been approved by the Boards of Directors of the Company, Provident Bank and Team Capital. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Team Capital’s stockholders.

The Merger Agreement includes customary representations, warranties and covenants of the Company and Provident Bank, together, and Team Capital made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract by and among the Company, Provident Bank and Team Capital and are not intended to provide factual, business, or financial information about the Company, Provident Bank and Team Capital. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, may have been used for purposes of allocating risk between the Company, Provident Bank and Team Capital rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Team Capital has agreed to operate its business in the ordinary course consistent with past practice until the closing of the transaction and not to engage in certain kinds of transactions during such period (without the prior written consent of the Company).

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

On December 20, 2013, the Company issued a press release announcing the execution of the Merger Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company’s presentation relating to this transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to those risk factors listed in the Company’s Annual Report on Form 10-K, the following factors could cause the actual results of the Company’s operations to differ materially from the Company’s expectations: the businesses of the Company and Team Capital may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the merger may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; or the stockholders of Team Capital may fail to approve the merger.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Definitive Agreement and Plan of Merger dated as of December 19, 2013 by and among Provident Financial Services, Inc., The Provident Bank and Team Capital Bank

99.1	Press Release dated December 20, 2013

99.2	Provident Financial Services, Inc. Presentation dated December 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: December 20, 2013	By:	/s/ Christopher Martin
Christopher Martin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Definitive Agreement and Plan of Merger dated as of December 19, 2013 by and among Provident Financial Services, Inc., The Provident Bank and Team Capital Bank

99.1	Press Release dated December 20, 2013

99.2	Provident Financial Services, Inc. Presentation dated December 20, 2013